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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 October 4, 2002

                                 SWS GROUP, INC.
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             (Exact name of Registrant as specified in its charter)


          DELAWARE                   No. 0-19483               No. 75-2040825

(State or other jurisdiction         (Commission                (IRS employer
      of incorporation)              File Number)            Identification No.)
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                           1201 ELM STREET, SUITE 3500
                               DALLAS, TEXAS 75270
          (Address, including zip code, of principal executive office)
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        Registrants' telephone number, including area code: 214-859-1800

                                 Not applicable

       -------------------------------------------------------------------
       (Registrant's former name or address, if changed since last report)

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Item 5. OTHER EVENTS.

First Savings Bank (FSB), a wholly owned subsidiary of SWS Group, Inc., has learned that a mortgage banking customer located in New York has been suspended from transacting business by state authorities. A receiver was appointed to oversee the mortgage bank on September 27, 2002. FSB had 47 loans in its portfolio with an aggregate outstanding principal balance of $7.8 million from this mortgage bank.

It appears that loans purchased by FSB may also have been sold to other investors. As a result of its investigation of the mortgage bank, the FBI has advised that it believes as many as 16 loans purchased by FSB for an aggregate of $3.4 million were involved. However, there can be no assurance that the remaining 31 loans are valid until a thorough review of the files has been completed. FSB is also examining public records to ascertain the adequacy of its collateral, if any, and will make demands, if appropriate, on the mortgage bank, and/or its employees, customers and its insurance carrier. Details of any potential assets, collateral or insurance recovery are not known at this time. Management is unable to determine that a material adverse effect on future financial condition or results of operations is not reasonably likely to occur.

Item 7. EXHIBITS.

(c) Exhibits. Exhibit 99. SWS Group, Inc. Press Release issued October 4, 2002.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SWS GROUP, INC.
                                 Date: October 4, 2002


                                 By:     /s/ Kenneth R. Hanks
                                     -------------------------------------------
                                     Kenneth R. Hanks
                                     Executive Vice President, Chief Financial
                                        Officer and Treasurer

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                                  EXHIBIT INDEX


EXHIBIT NO.           DESCRIPTION OF EXHIBIT

99                    SWS Group, Inc. Press Release issued October 4, 2002.